                                                                   EXHIBIT 10.26

                                                                  EXECUTION COPY


                       AMENDMENT TO CONTRIBUTION AGREEMENT

     This AMENDMENT (the "Amendment") to the Contribution Agreement, dated as of June 7, 1999 (as in effect on the date hereof, but without giving effect to this Amendment, the "Agreement"), by and between Luminant Worldwide Corporation, a Delaware corporation (f/k/a Clarant Worldwide Corporation and referred to herein as "Luminant"), and Young & Rubicam Inc., a Delaware corporation (the "Contributor"), is made and entered into as of September 2, 1999.

                                    RECITALS

     A. Luminant and Contributor have determined that it is in their best interests to revise the Agreement.

     B. Luminant and Contributor desire to amend the Agreement on the terms and subject to the conditions set forth herein.

     C. All of the Other Founding Companies and their stockholders or members have simultaneously executed and delivered amendments to each of their respective Other Agreements.

     NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. The term "Shares" means shares of Luminant Common Stock. "Non-Voting Shares" means shares of Luminant non-voting Common Stock and "Voting Shares" means shares of Luminant voting Common Stock. The term "Initial Holdings" means the number of Shares issued to Contributor at the Closing. All defined terms in the Agreement using the word "Clarant" are hereby revised to use the word "Luminant."

2. The Agreement is amended to provide that the references in the Agreement to "this Agreement" or "the Agreement" (including indirect references such as "hereunder," "hereby," "herein" and "hereof") shall be deemed to be references to the Agreement as amended hereby. To the extent that any provisions of the Agreement as in effect prior to the effectiveness of this Amendment conflict with or contradict the provisions of this Amendment, the provisions of this Amendment shall control and shall supersede such inconsistent provisions.

3. Article 3 is hereby amended by adding a new Section 3.4 and Section 3.5 to read as follows:

          3.4 SALE AND PURCHASE OF NON-VOTING SHARES AT IPO. At the closing of the IPO, Luminant agrees to sell to Contributor and Contributor agrees to purchase from Luminant, in a private placement, Non-Voting Shares, at the IPO price per share, with an aggregate value equal to fifteen million dollars ($15,000,000). The placement fee for the transaction described in this Section 3.4 shall not exceed four percent (4.0%) and shall be paid by Luminant. The demand and piggyback registration rights provided for in
     Section 17.1 shall apply to the shares described in this Section 3.4; PROVIDED, THAT, in addition to the Demand Registration right provided to Contributor in Section 17.1(b), Contributor shall have the additional right to effect one Demand Registration solely with respect to the shares described in this Section 3.4 at any time during the six-month period beginning on the date that is twelve (12) months after the Closing Date, and any shares described in this Section 3.4 that are not included in such Demand Registration may be included in a Demand Registration that occurs after the date that is eighteen (18) months after the Closing Date as described in Section 17.1(b) or in any other registration as permitted by
     Section 17.1(a). In the event Contributor is required at any time to file a notification and report form under the HSR Act with respect to the Shares acquired pursuant to the Agreement, as amended hereby, Luminant shall pay the applicable filing fee for Contributor and Contributor's reasonable expenses in connection with such filing.

          3.5 ISSUANCE OF NON-VOTING COMMON STOCK; CONVERSION OF VOTING SHARES AND NON-VOTING SHARES.

          (a) Except as specifically provided for in Sections 3.4, 3.5(b) and 3.5(d) hereof, all shares of Luminant Common Stock issued or transferred to the Contributor pursuant to this Agreement, or in connection with the transactions contemplated hereunder, shall be Voting Shares.

          (b) To the extent that any issuance or transfer of Shares hereunder (including any issuance or transfer pursuant to Section 3.1 or 3.3 hereof, or any issuance upon the exercise of the option described in Section 10.8(i) hereof) would cause Contributor to directly or indirectly own in excess of eighteen percent (18%) of the issued and outstanding Voting Shares, Luminant shall, in lieu of issuing that number of Voting Shares which would result in such excess, issue to Contributor an equal number of NonVoting Shares.

          (c) Luminant hereby agrees to notify Contributor if Luminant, or if, to Luminant's knowledge, any other Person, takes any action or fails to take any action which would (i) cause Contributor to own in excess of eighteen percent (18%) of the issued and outstanding Voting Shares or (ii) if Contributor at the time owns Non-Voting Shares, cause Contributor to own less than eighteen percent (18%) of the issued and outstanding Voting Shares.

          (d) Contributor shall have the option to convert at any time, on a one-to-one basis, (i) any number of its Voting Shares into Non-Voting Shares and (ii) any number of its Non-Voting Shares into Voting Shares; PROVIDED, HOWEVER, Contributor shall not have the right to convert any Non-Voting Shares into Voting Shares if such conversion would result in Contributor owning in excess of eighteen percent (18%) of the issued and outstanding Voting Shares.

          (e) Except for voting rights, the Non-Voting Shares shall have the same rights, entitlements and preferences as any other class of Luminant Common Stock. The parties acknowledge and agree that the value of each Non-Voting Share is equal to the value of each Voting Share, and that any Non-Voting Shares issued to Contributor in lieu of Voting Shares pursuant to this Section 3.5, or converted from Voting Shares pursuant to this
     Section 3.5, shall be treated as Voting Shares for all other purposes under this Agreement and the transactions contemplated hereby.

          (f) Prior to the closing of the IPO, Luminant shall have amended
     Article IV of its Articles of Incorporation by adding the following provision:

          "At the option of the holder of Non-Voting Common Stock, each share of NonVoting Common Stock held by such holder may be converted at any time on a share for share basis into Common Stock."

5.   Article 5 is hereby amended by adding the following new Section 5.3:

     Section 5.3 ACCREDITED INVESTOR. Contributor is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

6. Section 10.3(b) is hereby amended by deleting "ten (10)" on the third line and inserting "eleven (11)."

7. Section 10.8(i) is amended to provide that Luminant shall grant to Contributor, in consideration for this Section 10.8, at the Closing, an option to purchase one million eight hundred thousand (1,800,000) shares of Luminant Common Stock at an exercise price equal to the IPO price per share of Luminant Common Stock. Further, EXHIBIT 10.8(i) is hereby amended to reflect such increase in the shares of Luminant Common Stock subject to the option.

8.   Article 10 is hereby amended by adding the following new Section 10.10:

          10.10 FORM S-8 FILING. Within thirty (30) days after the Closing, Luminant shall file a registration statement on Form S-8 pursuant to which the issuance of Shares upon the exercise of options will be registered. Persons holding the "Vested Options" in Luminant identified on Addendum A and Addendum B to EXHIBIT 3.1 shall be prohibited from exercising the Vested Options for a period of thirty (30) days following the Closing.

9. Section 12.1(b) is hereby amended by deleting "December 31, 1999" on the fourth line and inserting "October 15, 1999."

10. The third sentence of Section 17.1(a) is hereby deleted in its entirety and replaced with the following:

     In addition, subject to Section 17.1(b)(v), if Luminant is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1(a) that the number of Shares offered by any Persons is greater than the number of Shares that can be offered without adversely affecting the offering, Luminant may reduce the number of Shares to be offered by first reducing the number of Shares to be offered by Persons other than Luminant, the Contributor and the members and stockholders of the Other Founding Companies, and second by reducing pro rata the number of Shares to be offered by Luminant, the Contributor and the members and stockholders of the Other Founding Companies; PROVIDED HOWEVER that in no event shall the Shares to be offered by Luminant be reduced to less than fifty percent (50%) of the offering; FURTHER PROVIDED that if the number of Shares to be offered by Luminant is already less than or equal to fifty percent (50%) of the offering, then the number of Shares to be offered by Luminant shall not be reduced. Subject to the foregoing, the reduction in the Shares offered by Luminant and the Contributor and the stockholders and members of the Other Founding Companies shall be effected on a pro rata basis; provided that to the extent that the Contributor or a member or stockholder of a Founding Company has sold (in that or a previous offering), or is being provided the right to sell, fifteen percent (15%) or more of its, his or her Initial Holdings pursuant to any registration under this Section 17.1(a), such holder's rights to be included in the offering shall be subordinate to the rights of Luminant, the Contributor and the members and stockholders of the Other Founding Companies.

11. Section 17.1(b) is hereby amended by adding the following new subsection 17.1(b)(v):

     (v) Notwithstanding any other provision contained in this Article 17 or any provision contained in any of the Other Agreements, any Shares sought to be registered by Contributor shall not be subject to reduction under Section 17.1(a) in any underwritten offering resulting from the exercise by Contributor of its Demand Registration rights under either Section 3.4 or this Section 17.1(b).

12. Section 17.1(b)(iii) is hereby amended in its entirety and replaced with the following:

     Luminant shall be obligated to effect one Demand Registration for Contributor pursuant to this Section 17.1(b) and one Demand Registration for Contributor pursuant to Section 3.4.

13. EXHIBIT 3.1 is deleted in its entirety and replaced with the EXHIBIT 3.1 attached hereto.

14. EXHIBIT 3.3 is deleted in its entirety and replaced with the EXHIBIT 3.3 attached hereto.

15. Except as herein provided, the Agreement shall remain unchanged and in full force and effect.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers or representatives, as of the date first above written.

                                  LUMINANT WORLDWIDE CORPORATION



                                   By: /s/ Guillermo G. Marmol
                                      ------------------------------------------
                                   Name:   Guillermo G. Marmol
                                   Title:  Chief Executive Officer



                                   YOUNG & RUBICAM INC.



                                   By: /s/ Steve Blondy
                                      ------------------------------------------
                                   Name:   Steve Blondy
                                   Title:  Authorized Signatory